Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 29, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Fibria Celulose S.A.´s Annual Report on Form 20-F for the year ended December 31, 2013.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes
São Paulo, Brazil
May 1, 2014